UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 29, 2007

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard, 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On October 29, 2007, the Investment Agreement (the "Investment Agreement"), dated as of May 21, 2007, by and among Fremont General Corporation (the "Company"), Fremont Investment & Loan ("FIL") and Diamond A Financial, L.P. (as assignee of Hunter’s Glen/Ford, Ltd.), an entity controlled by Mr. Gerald J. Ford, was terminated.

As previously reported, on September 26, 2007, the Company announced that it had been advised by Mr. Ford that, in light of certain developments pertaining to the Company and FIL, he was not prepared to consummate the transaction contemplated by the Investment Agreement on the terms set forth in that agreement, and that the Company was in discussions with Mr. Ford regarding the possibility of Mr. Ford proceeding with an investment on revised terms. On October 30, 2007, the Company issued a press release announcing that it was unable to reach an agreement with Mr. Ford with respect to revised terms, and that discussions with Mr. Ford had been terminated. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The terms of the Investment Agreement were described in a Current Report on Form 8-K filed by the Company on May 24, 2007, which description is incorporated by reference herein.

Item 8.01 Other Events.

On October 31, 2007, the Company issued a press release announcing the postponement of its 2007 Annual Meeting of Stockholders (the "Annual Meeting") and the extension of the deadline for the submission by stockholders of new business to be brought before the Annual Meeting and for the nomination of directors for election at the Annual Meeting. The press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number Description

Exhibit 99.1 Press Release, dated October 30, 2007

Exhibit 99.2 Press Release, dated October 31, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

November 1, 2007	By:	/s/ Louis J. Rampino

Name: Louis J. Rampino
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 30, 2007
99.2	Press Release, dated October 31, 2007